Exhibit 99.77(c)

ITEM 77C – Matters submitted to a vote of security holders

1.

A special meeting of shareholders of ING MidCap Opportunities Fund was held on June 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management Co. LLC with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund’s shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	17,842,687.245	450,830.238	740,183.113	5,631,837.194	24,665,537.790
2	17,437,110.625	854,738.886	741,850.335	5,631,837.944	24,665,537.790
3	16,233,651.065	2,033,746.884	766,302.147	5,631,837.694	24,665,537.790

The proposals did not pass and the meeting was adjourned to July 30, 2013.

2.

A special meeting of shareholders of ING SmallCap Opportunities Fund was held on June 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management Co. LLC with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 3) approve a managers-of-managers policy with respect to the Fund to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining approval of the Fund’s shareholders; and 4) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund’s shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	1,981,164.234	58,707.926	79,667.524	356,958.956	2,476,498.640
2	1,971,017.356	68,572.545	79,949.783	356,958.956	2,476,498.640
3	1,948,592.020	87,967.902	82,979.762	356,958.956	2,476,498.640
4	1,938,379.903	99,784.407	81,375.374	356,958.956	2,476,498.640

The proposals passed.

3.

A special meeting of shareholders of ING MidCap Opportunities Fund was held on July 30, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management Co. LLC with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund’s shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	19,058,632.199	506,907.035	819,712.835	5,300,161.311	25,685,413.380
2	18,653,260.046	916,421.808	815,569.715	5,300,161.811	25,685,413.380
3	17,391,670.969	2,147,005.475	846,575.375	5,300,161.561	25,685,413.380

The proposals passed.